SECURITIES PURCHASE AGREEMENT

         SECURITIES PURCHASE AGREEMENT (the "Agreement") dated as of December 24, 2004 (the "Agreement Date"), between IDI GLOBAL, INC., a Nevada corporation with principal executive offices at (the "Company"), and SBI BRIGHTLINE X LLC, a Delaware limited liability company with its principal offices at 610 Newport Center Drive, Suite 1205, Newport Beach, California 92660 (the "Purchaser").

                                  INTRODUCTION

         Subject to the terms and conditions of this Agreement, the Company may issue and sell to the Purchaser and the Purchaser shall purchase from the Company the following: (i) up to 3,428,570 shares of the Common Stock (the "Shares"), par value $0.0001 per share (the "Common Stock"); (ii) a warrant (the "Initial Warrant"), in substantially the form attached hereto as Exhibit A, exercisable for an aggregate of 571,429 shares of Common Stock at the exercise price of $0.70 per share; and (iii) a warrant (the "Additional Warrant" and, together with the Initial Warrant, the "Warrants"), in substantially the form attached hereto as Exhibit B, exercisable for an aggregate of 571,429 shares of Common Stock at the exercise price of $0.70 per share. This Agreement, together with the Warrants, is collectively referred to as the "Transaction Agreements".

         NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, the Company and the Purchaser hereby agree as follows:

ARTICLE I
                            ACQUISITION OF SECURITIES

Section 1.01      Purchase and Sale.

(a) Schedule 1.01(a) attached hereto defines eighteen (18) tranches of Shares that the Purchaser has agreed to purchase from the Company (each, a "Tranche") and, with respect to each Tranche, sets forth the number of Shares constituting such Tranche (the "Tranche Shares"), the purchase price per share for the Tranche Shares in such Tranche (the "Tranche Purchase Price") and the aggregate purchase price of the Tranche Shares in such Tranche (the "Aggregate Tranche Purchase Price"). The number of shares in each Tranche, and the purchase price for each share, shall be adjusted for any stock split, stock dividend or reverse stock split occurring after the date hereof and prior to the closing of a Tranche.

(b) Until the earlier of the termination of this Agreement and the Closing of the purchase of the final Tranche Shares hereunder, the Company may, in its sole discretion, elect to sell the Tranche Shares of any Tranche to the Purchaser at any time commencing on the date (the "Effective Date") on which the Registration Statement (as defined in Section 3.01(a)) of the Company covering the resale of the Shares is declared effective under the Securities Act of 1933, as amended (the "Securities Act"), provided, however, (i) the Company must elect to sell all of the Tranche Shares included in a Tranche if it elects to sell any of the Tranche Shares in such Tranche; (ii) the Company must elect to sell the Tranche Shares in the order that the Tranches are listed on Schedule 1.01(a); (iii) if the Purchaser has not assigned the right to purchase such Tranche Shares, the Purchaser shall have the right to reject any election by the Company to sell

Tranche Shares hereunder and to not purchase such Tranche Shares if the beneficial ownership (as defined under Rule 16a-1 under the Exchange Act) by the Purchaser and its Affiliates of shares of Common Stock exceeds, or would exceed after giving effect to the acquisition of the Tranche Shares in question, 9.8% of the outstanding Common Stock of the Company; and (iv) if the Purchaser has assigned the right to purchase such Tranche Shares to a person that was not at the time of sale or is not then an Affiliate of Purchaser and who, and whose Affiliates do not hold, any Common Stock or warrants to acquire Common Stock, such assignee thereof shall have the right to reject any election by the Company to sell Tranche Shares hereunder and to not purchase such Tranche Shares if the beneficial ownership (as defined under Rule 16a-1 under the Exchange Act) by such assignee and its Affiliates of shares of Common Stock exceeds, or would exceed after giving effect to the acquisition of the Tranche Shares in question, 4.9% of the outstanding Common Stock of the Company. Subject to the immediately preceding sentence, the Company may elect to sell Tranche Shares no more frequently than one Tranche per each five (5) Business Day period, except in respect of the first and second Tranches which may, notwithstanding Section 1.01(b)(iii) and (iv) hereof, be sold simultaneously to the Purchaser. To effect its election to sell Shares, the Company must give written notice thereof (an "Election Notice") to the Purchaser. The Election Notice shall specify the Tranche or Tranches with respect to which the election is being made and the date on which the closing of the sale and purchase of the Tranche Shares shall occur; provided, such date shall be a Business Day (as hereinafter defined) and shall not be earlier than five (5) Business Days after the date such Election Notice is given to the Purchaser. An Election Notice shall be irrevocable except as provided in Sections 1.02(c) and 1.02(d). Subject to the foregoing and provided that all conditions to the obligation of the Purchaser set forth herein have either been satisfied or waived, in the event that the Company gives an Election Notice, the Purchaser shall be obligated to purchase the Tranche Shares, covered by such notice on the Tranche Closing Date.

For purposes hereof, the term "Business Day" shall mean any day which is not (i) a Saturday or a Sunday or (ii) a day on which banking institutions are generally authorized or obligated to close in the City of Los Angeles, California.

For the purposes hereof, the term "Affiliate" shall mean, with respect to any person or entity, (a) each person or entity that controls, is controlled by or is under common control with that person or entity, (b) each of that person's or entity's officers, directors, members, managers, in the case of a person that is a contractual joint venture, the joint venturers of that joint venture, and, in the case of a person that is a partnership, the partners of that partnership and
(c) solely for purposes of Section 2.01 hereof, in the case of the Company, the immediate family members, spouses and lineal descendants of individuals who are otherwise Affiliates of the Company. For purposes of this definition of Affiliate, "control" of a person or entity means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise.

(c) Simultaneous with the execution of this Agreement, the Company shall issue and deliver to the Purchaser the Initial Warrant, which shall be fully exercisable upon its issuance and delivery to the Purchaser hereunder, and the Additional Warrant, which Additional Warrant shall only be exercisable from and after the earlier of (i) the date that is sixty (60) days after the Closing of the purchase of Tranche Shares in the ninth (9th) Tranche hereunder or (ii) as set forth in Section 2 of the Additional Warrant.

(d) Notwithstanding the foregoing, the Purchaser agrees to purchase the second
(2nd) through ninth (9th) Tranches hereunder within the first six (6) months following the Closing of the sale of Tranche Shares in the first (1st) Tranche hereunder; provided, however, that if any of the second (2nd) through ninth
(9th) Tranches have not been sold within the first three (3) months following the Closing of the sale of Tranche Shares in the first (1st) Tranche hereunder, then the Company shall promptly deliver to the Purchaser a written notice detailing the Company's proposed schedule of sales of Tranche Shares in such remaining unsold second (2nd) through ninth (9th) Tranches, and if the Company fails to deliver such notice or to comply with the schedule of Tranche sales set forth in such notice, then the Purchaser shall be relieved of its obligation under this Section 1.01(d) to purchase such remaining unsold second (2nd) through ninth (9th) Tranches within such six (6) month period. Furthermore, the parties agree that the only conditions to Closing for the first (1st) Tranche shall be that (i) the representations and warranties of the Company set forth in
Section 2.01 of this Agreement shall have been true and correct on the Agreement Date, (ii) no Material Adverse Change shall have occurred since the Agreement Date, and (iii) the conditions to Closing set forth in Sections 4.01(c), (d),
(f) and (g) shall have been satisfied or waived; provided that the Company shall be required to certify pursuant to Section 4.01(c) only as to satisfaction of the applicable closing conditions described in this Section 1.01(d). In connection with the sale of the second (2nd) through ninth (9th) Tranches under this Section 1.02(d) only, the parties agree that the only conditions to Closing for such Tranches shall be that (i) the representations and warranties of the Company set forth in Section 2.01 of this Agreement shall have been true and correct on the Agreement Date, (ii) no Material Adverse Change shall have occurred since the Agreement Date, and (iii) the conditions to Closing set forth in Sections 4.01(c) and (d) shall have been satisfied or waived; provided that the Company shall be required to certify pursuant to Section 4.01(c) only as to satisfaction of the applicable closing conditions described in this Section 1.01(d).

Section 1.02      Closing Procedures; the Closings.

(a) Subject to the satisfaction or waiver of the conditions precedent set forth in Article IV hereof, the closing of a purchase of Tranche Shares by the Purchaser pursuant to this Agreement (each, a "Closing") shall occur at 10:00 a.m. on the date specified in the Election Notice delivered by the Company with respect to such Tranche Shares unless the Company and the Purchaser have mutually agreed on a different time or date with respect to such Closing (the time and date of the Closing of a particular Tranche is referred to herein as the "Tranche Closing Date"). Unless otherwise agreed by the Company and the Purchaser, each Closing shall occur at the offices of Durham, Jones & Pinegar, P.C., Salt Lake City, Utah, counsel to the Purchaser.

(b) At each Closing, (i) each of the Company and the Purchaser shall deliver to the other, as applicable, any documents required to be delivered by Sections
4.01 and 4.02 hereof which have not been delivered prior to such Closing, (ii) the Purchaser shall deliver to the Company an acknowledgement of the applicable Tranche Purchase Price for the Tranche Shares being purchased at the Closing and state the date, not to exceed three (3) Business Days following the Tranche Closing Date, on or prior to which the Tranche Purchase Price shall be delivered by the Purchaser to the Company by wire transfer of immediately available funds to an account designated in writing by the Company at or prior to the Closing, and (iii) the Company shall deliver to the Purchaser one (1) or more stock certificates, determined in accordance with the instructions of the Purchaser, representing the Tranche Shares being purchased or shall cause the Tranche Shares being purchased to be electronically transferred to the Purchaser. The payment of the Tranche Purchase Price referenced in clause (ii) shall be deemed to have been delivered at the Closing for the purposes hereof and payment of such amount on the specified date shall be the absolute and unconditional obligation of Purchaser.

(c) If a Closing does not occur on a proposed Tranche Closing Date because the condition specified in Section 4.01(g) was not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to the Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked; provided, however, such revocation shall not impair the right of the Company to give another Election Notice with respect to the Tranche or Tranches covered by the revoked Election Notice or to compel the Purchaser to purchase any Tranche Shares included in such Tranche or Tranches on a subsequent Tranche Closing Date on which the conditions specified in such sections and Article hereof are satisfied.

(d) If a Closing does not occur on a proposed Tranche Closing Date because the conditions specified in Section 1.02(b) and Article IV to be fulfilled by the Company were not satisfied at the time of the applicable proposed Tranche Closing Date, the Election Notice with respect to any Tranche or Tranches proposed to be sold on such proposed Tranche Closing Date shall automatically be revoked; provided, however, such revocation shall not impair the right of the Company to give another Election Notice with respect to the Tranche or Tranches covered by the revoked Election Notice. In the event the Company is unable to satisfy the conditions specified in such sections within 30 days following the automatic revocation of an Election Notice, the Company or the Purchaser may elect to terminate this Agreement.

ARTICLE II
                          REPRESENATIONS AND WARRANTIES

Section 2.01 Representations and Warranties of the Company. The Company hereby represents and warrants to the Purchaser, except as described or referred to in the Company's filings with the United States Securities and Exchange Commission (the "Commission") made prior to the Agreement Date and as set out in Schedule 2.01, as follows:

(a) (i) The Common Stock has been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the Company is subject to the periodic reporting requirements of Section 13 of the Exchange Act. The Company has heretofore provided to the Purchaser true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least December 31, 2002, as such documents have been amended since the time of the filing thereof (collectively, including all forms, reports, schedules, statements, and other documents filed by the Company therewith, the "SEC Documents"). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended,
(i) did not contain any untrue statement of a material fact required to be stated therein or omit to state a material fact necessary in order to make the statements made therein not misleading in the light of the circumstances under which they were made and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

                  (ii) The Company maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that all material information concerning the Company and its subsidiaries is made known on a timely basis to the individuals responsible for the preparation of the Company's filings with the Commission and other public disclosure documents. The Company has delivered to the Purchaser copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures. To the Company's knowledge, each director and executive officer thereof has filed with the Commission on a timely basis all statements required by Section 16(a) of the Exchange Act and the rules and regulations thereunder since at least December 31, 2003. As used in this Section 2.01(a), the term "file" shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the Commission.

                  (iii) Each of the Company, its directors and its senior financial officers has consulted with the Company's independent auditors and with the Company's outside counsel with respect to, and (to the extent applicable to the Company) is familiar in all material respects with all of the requirements of, the Sarbanes-Oxley Act of 2002 ("Sarbanes Oxley") and the regulations promulgated pursuant thereto. The Company is in compliance with the provisions of such act applicable to it as of the date hereof and has implemented such programs and has taken reasonable steps, upon the advice of the Company's independent auditors and outside counsel, respectively, to ensure the Company's future compliance (not later than the relevant statutory and regulatory deadlines therefore) with all provisions of such act which shall become applicable thereto after the date hereof.

                  (iv) The Chief Executive Officer and the Chief Financial Officer of the Company have signed, and the Company has furnished to the Commission, all certifications required by Sarbanes Oxley; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither the Company nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications. The Company has heretofore provided to the Purchaser complete and correct copies of all such certifications and hereby represents and warrants to the Purchaser that the statements made in such certifications were true and correct on the dates made and that there have been no subsequent events or circumstances (excluding subsequent failure or non-occurrence of statements clearly denoted as forward-looking or prospective) which would cause the Company to modify, amend or correct such certifications.

(b) At the date hereof and at each Tranche Closing Date:

(i) the Common Stock is and shall be traded and quoted in the over-the-counter Bulletin Board market (the "OTCBB") or on a national securities exchange or The NASDAQ Small Cap Market;

(ii) the Company has and shall have performed or satisfied in all material respects, all of its undertakings to, and of its obligations and requirements with, the Commission; and

(iii) the Company has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Common Stock for quotation on the OTCBB.

(c) Other than, Internet Development, Inc., a Nevada corporation, Sports Media, Inc., a Nevada corporation, Chief Financial, Inc., a Utah corporation and Professional Consulting Services, Inc., a Utah Corporation (collectively, the "Subsidiaries"), the Company has no direct or indirect subsidiaries. Other than the Subsidiaries, the Company does not own any equity interest in any other enterprise (whether or not such enterprise is a corporation). Each of the Company and each of the Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the respective jurisdiction of its incorporation with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the SEC Documents; each of the Company and each of the Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its respective properties or the conduct of its respective business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on the business, prospects, condition (financial or otherwise), and results of operations of the Company and the Subsidiaries taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; each of the Company and each of the Subsidiaries is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business except such failures to be in compliance as would not have a material adverse effect on the business, prospects, condition (financial or otherwise), and results of operations of the Company and the Subsidiaries taken as a whole, all of which are valid and in full force and effect; none of the Company or any of the Subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its respective properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole; and none of the Company or any of the Subsidiaries is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or the

Subsidiaries or over any of their respective properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

(d) The Company has full legal right, power and authority to enter into each of the Transaction Agreements and to perform the transactions contemplated hereby and thereby. Each of the Transaction Agreements has been duly authorized by all necessary action on the part of the Company, its Board of Directors and shareholders, and has been executed and delivered by the Company and is a valid and binding agreement on the part of the Company, enforceable in accordance with its respective terms; except for the indemnification agreements of the Company set forth in Section 3.03. The performance of each of the Transaction Agreements and the consummation of the transactions herein or therein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, (i) any bond, debenture, note or other evidence of indebtedness, or under any lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which the Company or any of the Subsidiaries is a party or by which its respective properties or assets may be bound, (ii) the charter or bylaws of the Company or any of the Subsidiaries, or (iii) any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over any of their respective properties or assets, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over any of their respective properties or assets is required for the execution and delivery of any Transaction Agreement and the consummation by the Company of the transactions herein and therein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance herewith will be, satisfied in all material respects.

(e) There is not any pending or, to the best of the Company's knowledge, threatened, action, suit, claim or proceeding against the Company or any of the Subsidiaries, or any of their respective officers or any of its properties, assets or rights, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over the Company or any of the Subsidiaries or over any of their respective officers or properties or otherwise that (i) is reasonably likely to result in any material adverse change in the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole or might reasonably be expected to materially and adversely affect their properties, assets or rights taken as a whole, (ii) might reasonably be expected to prevent consummation of the transactions contemplated by the Transaction Agreements, (iii) will be required to be disclosed in the Registration Statement, except to the extent heretofore disclosed in the SEC Documents, or (iv) alleging violation of any Federal or state securities laws.

(f) The authorized capital stock of the Company as of the date of this Agreement consists of 50,000,000 shares of Common Stock, par value $0.0001 per share, of which 16,442,810 shares of Common Stock are outstanding as of the Agreement Date, and no shares of preferred stock. All outstanding capital stock of each of the Subsidiaries is owned beneficially and of record by the Company. Each outstanding shares of Common Stock and each outstanding share of capital stock of each of the Subsidiaries, is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as disclosed in the SEC Documents or as contemplated in connection with the Approved Financing, the Approved Transaction or that certain Term Credit Agreement (the "Credit Agreement") dated as of November 24, 2004, by and among the Company, Hong Kong League Central Credit Union, in its capacity as a lender thereunder (the "Lender"), and SBI Advisors, LLC ("SBI Advisors"), there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any shares of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, the Company or any of the Subsidiaries, except for (w) an aggregate of 6,500,000 options authorized, of which 5,428,845 are outstanding as of the date of this Agreement, under the Company's 2002 Equity Incentive Plan, (x) an aggregate of 1,178,450 warrants to acquire shares of Common Stock outstanding as of the date of this Agreement, (y) up to no more than an additional 3,500,000 shares of Common Stock and warrants to purchase up to no more than 3,500,000 shares of Common Stock potentially to be issued after the date of this Agreement, and (z) notes convertible into no more than 3,500,000 shares of Common Stock. The Shares and the Warrant Shares (as hereinafter defined) have been duly authorized for issuance and sale to the Purchaser pursuant hereto and the Shares and the Warrant Shares respectively when issued and delivered by the Company against payment therefore in accordance with the terms of this Agreement and the Warrants, respectively, will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or Warrant Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof and those granted in connection with the Approved Transaction. No further approval or authorization of any stockholder, the Board of Directors of the Company or others is required for the issuance and sale or transfer of the Shares, the Warrants, or the Warrant Shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws. The description of the Company's stock option, stock bonus and other stock plans or arrangements, and the options or other rights granted and exercised thereunder, set forth in the SEC Documents accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights under the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. The Company has a sufficient number of authorized shares of its Common Stock to cover the shares of Common Stock issuable upon the exercise of the Warrants (the "Warrant Shares").

(g) Chisholm & Associates (the "Auditors"), which has examined the consolidated financial statements of the Company, together with the related schedules and notes, for the period from January 1, 2002 to December 31, 2003 and for the nine month period ended September 30, 2004, respectively, filed with the Commission as a part of the SEC Documents, and which, pursuant to the rules and regulations of the Commission are to be included in the Registration Statement, are independent accountants within the meaning of the Securities Act, the Exchange

Act, and the rules and regulations promulgated thereunder. The audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, when filed fairly presented the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply in conformity with accounting principles generally accepted in the United States. All audited consolidated financial statements of the Company, together with the related schedules and notes, and the unaudited consolidated financial information, filed with the Commission as part of the SEC Documents when filed, except as amended prior to the date of this Agreement (x) complied as to form in all material respects with applicable accounting requirements and with the rules and regulations of the Commission with respect hereto, (y) were prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the Commission) and (z) fairly presented, subject in the case of the unaudited consolidated financial statements, to customary year end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows for the periods indicated. The procedures pursuant to which the aforementioned consolidated financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary consolidated financial and statistical data included in the SEC Documents present fairly the information shown therein and have been compiled on a basis consistent with the audited consolidated financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents.

(h) Since December 31, 2003,

(i) There has not been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries taken as a whole;

(ii) The Company has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or, except in connection with the Approved Transaction, any direct or indirect redemption, purchase, or other acquisition of any stock of the Company or the Subsidiaries; and

(iii) Except as set forth in the SEC Documents or as contemplated by the Approved Transaction, the Approved Financing or the Credit Agreement, the operations and businesses of the Company have been conducted in all respects only in the ordinary course.

As of the Agreement Date, there is no fact known to the Company which materially adversely affects or in the future (as far as the Company can reasonably foresee) may reasonably be expected to materially adversely affect the financial condition, results of operations, businesses, properties, assets or liabilities of the Company, other than political and economic matters of general applicability. The Company has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the financial statements included in the SEC Documents all material facts and circumstances which could reasonably be expected to affect the preparation, presentation, accuracy, or completeness thereof.

         (i) Subsequent to the date of the Company's Form 10-KSB for the fiscal year ending December 31, 2003, there has not been (i) any material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of the Company and the Subsidiaries taken as a whole; (ii) any transaction committed to or consummated that is material to the Company and the Subsidiaries taken as a whole, except for transactions entered into in the ordinary course of business and except for transactions contemplated by the Approved Transaction, an Approved Financing and the Credit Agreement; (iii) any obligation, direct or contingent, that is material to the Company and the Subsidiaries taken as a whole incurred by the Company or any of the Subsidiaries, except such obligations as have been incurred in the ordinary course of business and except for transactions contemplated by the Approved Transaction, an Approved Financing and the Credit Agreement; or (iv) any change in the capital stock or outstanding indebtedness of the Company or any of the Subsidiaries that is material to the Company and the Subsidiaries taken as whole, except as contemplated by the arrangements described in Section 2.01(f) hereof.

         (j) Except as set forth in the SEC Documents, (i) each of the Company and each of the Subsidiaries has good and marketable title to all properties and assets described in the SEC Documents as owned by it, free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest, other than such as would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, (ii) other than such as would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, the agreements to which the Company or each of the Subsidiaries is a party described in the SEC Documents are legal, valid and binding agreements, enforceable by the Company or such Subsidiary, as applicable, in accordance with their terms, and, to the best of the Company's knowledge, the other contracting party or parties thereto are not in breach or default under any of such agreements, and (iii) each of the Company and each of the Subsidiaries has valid and enforceable leases for all properties described in the SEC Documents as leased by it. Except as set forth in the SEC Documents, each of the Company and each of the Subsidiaries owns or leases all such real properties as are necessary to its respective operations as now conducted and as described in the SEC Documents.

         (k) Each of the Company and each of the Subsidiaries has timely filed all respective federal, state, local and foreign tax returns required to be filed by it and has paid all taxes shown thereon as due, and there is no tax deficiency that has been or, to the best of the Company's knowledge, is likely to be asserted against the Company or the Subsidiaries if it is audited, which might reasonably be expected to have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole, and all tax liabilities are adequately provided for on the books of the Company and the Subsidiaries.

         (l) Each of the Company and each of the Subsidiaries maintains insurance with insurers of recognized financial responsibility of the types and in the amounts generally deemed adequate for its business including, but not limited to, insurance covering real and personal property owned or leased by the Company or any of the Subsidiaries, as applicable, against theft, damage, destruction, acts of vandalism, and all other risks customarily insured against, all of which insurance is in full force and effect; none of the Company or any of the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Company or any of the Subsidiaries has reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and adversely affect the business, prospects, condition, or results of operations of the Company and the Subsidiaries taken as a whole.

         (m) No labor disturbance by the employees of the Company or any of the Subsidiaries exists or, to the best of the Company's knowledge, is imminent. The Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers or customers of the Company or any of the Subsidiaries that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of the Company and the Subsidiaries taken as a whole. No collective bargaining agreement exists with any employees of the Company or any of the Subsidiaries and, to the best of the Company's knowledge, no such agreement is imminent.

         (n) Each of the Company and each of the Subsidiaries owns or possesses adequate rights to use all patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, and copyrights described or referred to in the SEC Documents as owned by or used by it or that are necessary to conduct its respective businesses as described in the SEC Documents other than such as the absence of which to own or have adequate right to use would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole. None of the Company or any of the Subsidiaries has received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of the Company or the Subsidiaries by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it; and none of the Company or any of the Subsidiaries has received any notice of, or has knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it or which, individually or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the Subsidiaries taken as a whole.

         (o) The Company has been advised concerning the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations thereunder, and has in the past conducted, and intends in the future, to conduct its affairs in such a manner as to ensure that it is not and will not become an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act and such rules and regulations.

         (p) None of the Company or any of the Subsidiaries has, and no person or entity acting on behalf or at the request of the Company or any of the Subsidiaries has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

         (q) Neither the Company or the Subsidiaries, nor any person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the Common Stock to facilitate the sale or resale of the Shares or the Warrant Shares.

         (r) Except as set forth in the SEC Documents, (i) each of the Company and each of the Subsidiaries is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment ("Environmental Laws") that are applicable to its business, (ii) none of the Company or any of the Subsidiaries has received notice from any governmental authority or third party of an asserted claim under Environmental Laws, which claim is required to be disclosed in the SEC Documents, (iii) to the best knowledge of the Company, none of the Company or any of the Subsidiaries is likely to be required to make future material capital expenditures to comply with Environmental Laws (iv) no property which is owned, leased or occupied by the Company or any of the Subsidiaries has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. ss. 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) none of the Company or any of the Subsidiaries is in violation of any federal or state law or regulation relating to occupational safety or health.

         (s) The books, records and accounts of each of the Company and each of the Subsidiaries accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, the Company and each of the Subsidiaries, as applicable, all to the extent required by generally accepted accounting principles. Each of the Company and each of the Subsidiaries maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorizations,
(ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

         (t) There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees of indebtedness by the Company or any of the Subsidiaries to, or for the benefit of, any of the officers, directors, or director-nominees of the Company or any of the Subsidiaries or any of the members of the families of any of them, except as disclosed in the SEC Documents.

         (u) Except for an advisory fee to SBI USA, LLC ("SBI USA"), none of the Company or any of the Subsidiaries has incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by the Company or the Subsidiaries or the Purchaser in connection with the Transaction Agreements.

         (v) Except as contemplated in connection with the Approved Transaction, no stockholder of the Company has any right (which has not been waived or has not expired by reason of lapse of time following notification of the Company's intent to file the Registration Statement) to request or require the Company to register the sale of any shares owned by such stockholder under the Securities Act on the Registration Statement.

         (w) Neither the Company or the Subsidiaries, nor, to the best knowledge of the Company, any director, officer, agent, employee, or other person associated with, or acting on behalf of, the Company or the Subsidiaries, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. The Company's internal accounting controls and procedures are sufficient to cause the Company and each of the Subsidiaries to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

         (x) Except as disclosed in the SEC Documents, neither any current or, to the knowledge of the Company as of the Agreement Date, former director or officer of the Company or the Subsidiaries nor any shareholder of the Company who is the beneficial owner of 5% or more of the Common Stock (any such person, an "Insider") has any interest, whether as an employee, officer, director, shareholder, agent, independent contractor, security holder, creditor, consultant, or otherwise (other than as less than 1% shareholder of a publicly traded company), either directly or indirectly, in any person (whether a corporation, partnership, limited partnership, limited liability company, limited liability partnership, business trust, sole proprietorship, or otherwise) that presently (i) provides any services or designs, produces and/or sells any products or product lines, or engages in any activity which is the same, similar to or competitive with any activity or business in which the Company or any of the Subsidiaries is now engaged; (ii) is a supplier of, customer of, creditor of, or has an existing contractual relationship with the Company or any of the Subsidiaries other than arising out of or in connection with such person's status as a director, officer or shareholder; or (iii) has any direct or indirect interest in any asset or property used by the Company or any of the Subsidiaries or any property, real or personal, tangible or intangible, that is used in the conduct of the business of the Company or any of the Subsidiaries.

         (y) The Company is in compliance with, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business other than such failures to be in compliance as would not have a material adverse effect on the business, prospects, financial condition or results of operations of the Company and the

Subsidiaries taken as a whole. The Company is not as a named party subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

Section 2.02 Representations, Warranties and Covenants of the Purchaser. The Purchaser represents and warrants to the Company as of the Agreement Date and, as to Subsections (a), (b), (d) and (e) only, as of each Tranche Closing Date, as follows:

(a) The Purchaser is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of formation.

(b) The Purchaser has full legal right, power and authority to enter into this Agreement and to perform the transactions contemplated hereby. This Agreement has been duly authorized, executed and delivered by the Purchaser. The execution, delivery and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any provision of the organizational documents of the Purchaser and will not result in the creation of any lien, charge, security interest or encumbrance upon any assets or property of the Purchaser pursuant to the terms or provisions of, or will not conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or by which the Purchaser or any of its assets or properties may be bound or affected or any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental body applicable to the Purchaser or any of its properties. No consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental body is required for the execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated hereby. Assuming the valid execution hereof by the Company, this Agreement will constitute the legal, valid and binding obligations of the Purchaser, enforceable in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as the indemnification agreements of the Purchaser in Section 3.03 hereof may be legally unenforceable.

(c) There are no legal or governmental actions, suits or proceedings pending or, to the Purchaser's knowledge, threatened to which the Purchaser is or may be a party which seeks to prevent or restrain the transactions contemplated by this Agreement or to recover damages as a result of the consummation of such transactions. To the knowledge of the Purchaser, neither the Purchaser nor any of its Affiliates has been and none of them currently is the subject of an investigation or inquiry by the Commission, National Association of Securities Dealers, Inc., NASD Regulation, Inc., or any state securities commission.

(d) The Purchaser and each of its members is knowledgeable, sophisticated and experienced in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Shares, the Warrants, and the Warrant Shares, including investments in securities issued by the Company. The Purchaser and each of its members is an "accredited investor" within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is not a "dealer" within the meaning of the Securities Act or a "broker" or "dealer" within the meaning of the Exchange Act. The Purchaser and each of its members is able to bear the economic risk of loss of the Purchaser's entire investment in the Shares, the Warrants, and the Warrant Shares.

The Purchaser has requested, received, reviewed and considered all information it deems relevant in making an informed decision to purchase the Shares and the Warrants. The Purchaser has been afforded the opportunity to ask questions of the Company and has received answers to any such inquiries. The Purchaser understands that its investment in the Shares, Warrants and Warrant Shares involves a high degree of risk.

(e) The Purchaser is acquiring the Shares, the Warrants and the Warrant Shares in the ordinary course of its business and for its own account for investment only and with no present intention of distributing any of such Shares, Warrant Shares or Warrants in violation of the Securities Act or entering into any arrangement or understanding with any other person regarding the distribution of such Shares, Warrant Shares or Warrants in violation of the Securities Act (it being understood that the foregoing does not limit the Purchaser's right to sell Shares or Warrant Shares pursuant to the Registration Statement). The Purchaser understands that the Shares and Warrant Shares and Warrants are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Shares, Warrant Shares and Warrants. The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares, Warrant Shares or the Warrants.

(f) Except for the representations and warranties contained in this Section 2.02, the Purchaser makes no representation or warranty to the Company, express or implied, in connection with the transactions contemplated by this Agreement.

Section 2.03 Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein and in the certificates delivered pursuant hereto shall survive the execution of this Agreement, the termination of Purchaser's obligations to purchase the Shares, and the delivery to the Purchaser of the Shares and the Warrants being purchased and the payment.

                                  ARTICLE III
                                    COVENANTS

Section 3.01      Covenants of the Company.

(a) The Company shall enter into and perform all of its obligations, including its obligation to prepare and file a Registration Statement (as defined therein, the "Registration Statement") with the Commission, pursuant to that certain Registration Rights Agreement by and among the Company, SBI Advisors and the Purchasers (the "Registration Rights Agreement") attached as Exhibit C to the Credit Agreement.

(b) The Company may refuse to register (or permit its transfer agent to register) any transfer of any Registrable Securities (as defined in the Registration Rights Agreement) not made in compliance with the Securities Act and for such purpose may place stop order instructions with its transfer agent with respect to such Registrable Securities.

(c) So long as the Registration Statement is effective covering the resale of Registrable Securities then still owned by the Purchaser, the Company shall furnish to the Purchaser:

(i) as soon as practicable after available, one copy of (A) its Annual Report to Stockholders (which Annual Report shall contain financial statements audited in accordance with generally accepted accounting principles by a firm of certified public accountants), (B) upon written request, its Annual Report on Form 10-KSB,
(C) upon written request, its Quarterly Reports on Form 10-QSB, (D) upon written request, its Current Reports on Form 8-K, and (E) a full copy of the Registration Statement (the foregoing, in each case, excluding exhibits); and

(ii) upon the written request of the Purchaser, all exhibits excluded by the parenthetical to subparagraph (i)(E) of this Section 3.01(c).

(d) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar (which may be the same entity as the transfer agent) for its Common Stock, which transfer agent and registration shall be reasonably satisfactory to the Purchaser.

(e) The Company shall comply with Sarbanes Oxley and the regulations promulgated pursuant thereto.

(f) Until the earlier of the termination of this Agreement and the Closing of the purchase of the final Tranche Shares hereunder (the earlier of such events, the "Release Time"), no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of the Company, provided, that the Company may enter into such transactions if, simultaneously therewith, all amounts owing to the Lender under the Credit Agreement are repaid in full.

(g) Until the Release Time, no share of capital stock of the Company, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by the Company, otherwise than as contemplated by, or in connection with, this Agreement and as contemplated by the arrangement described in Section 2.01(f); provided, that the Company may enter into such transactions if, simultaneously therewith, all amounts owing to the Lender under the Credit Agreement are repaid in full.

(h) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by the Company in respect of the outstanding shares of capital stock of the Company. Except in connection with the Approved Transaction, until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by the Company or any Affiliate thereof of shares of capital stock of the Company.

(i) Until the Release Time, the Company will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of the Purchaser free and full access to the plants, properties, books, and records of the Company, will permit them to make extracts from and copies of such books and records, and will from time to time furnish the Purchaser with such additional financial and operating data and other information as to the business, prospects, financial condition, and results of operations of the Company as the Purchaser from time to time may request, subject to execution of a reasonable confidentiality agreement; provided, however, that any such inspection, audit or examination shall be conducted in a reasonable manner intended to minimize the impact thereof on the operations of the Company and in no event shall the Company be required to disclose any of its or any third parties source code or other trade secrets. Until the Release Time, the Company will use its reasonable efforts to cause the independent certified public accountants thereof to make available to the Purchaser and its independent certified public accountants the work papers relating to the audits of the Company referenced in this Agreement.

(j) Until the Release Time, the Company will conduct its affairs so that at each Closing (i) no representation or warranty of the Company will be inaccurate in any material respect, (ii) no covenant or agreement of the Company will be breached in any material respect, and (iii) no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of the Company, the inaccuracy, breach or nonfulfillment of which would constitute a Material Adverse Change. Except as otherwise consented to by the Purchaser in writing, until the Release Time, the Company will use its best efforts to preserve the business operations of the Company intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of the Company, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, the Company will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

(k) Before the Company releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may reasonably result in, public dissemination thereof, the Company shall cooperate with the Purchaser, shall furnish drafts of all documents or proposed oral statements to the Purchaser for comment, and shall not release any such information without the written consent of Purchaser, which consent shall not be unreasonably withheld or delayed. Nothing contained herein shall prevent the Company from releasing any information if required to do so by law.

(l) The Company shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the relevant Tranche Closing.

(m) The Company shall make such state securities law or "blue sky" filings and obtain such state securities law or "blue sky" filings as shall be reasonably requested by the Purchaser, provided, however, that the Company shall not be required to qualify to do business or to become subject to general service of process in any such jurisdiction.

(n) In connection with each sale of Tranche Shares hereunder, the Company shall pay to SBI USA an advisory fee equal to 10% of the first $1,750,000 of Aggregate Tranche Purchase Price and thereafter an advisory fee equal to 5% of each Aggregate Tranche Purchase Price, which fee shall be paid out of the proceeds of such Tranche by wire transfer of immediately available funds to an account designated in writing by SBI USA upon actual receipt of payment for such Tranche Shares.

(o) The Company shall use 100% of the Aggregate Tranche Purchase Price received by the Company from the sale of the first and second Tranches and thereafter at least one-half (1/2) of the Aggregate Tranche Purchase Price received by the Company in each sale of Tranche Shares and at least one-half (1/2) of the proceeds of each exercise of the Warrants to repay amounts then outstanding under the Credit Agreement.

(p) From the date hereof until the later to occur of (i) the date that the Purchaser is no longer obligated to purchase Tranche Shares hereunder or (ii) the date that all amounts outstanding under the Credit Agreement have been repaid in full (such later date, the "Obligation Termination Date"), the Company will permit the Purchaser to have one representative attend each meeting of the Company's Board of Directors and any committee thereof in a non-voting observer capacity, whether by telephone or otherwise. The Company will provide such representative with notice of the time and place of each such meeting of the Company's Board of Directors and any committee thereof in the same manner and at the same time as it shall be sent to the directors, and shall be provided with copies of all notices, reports, minutes and consents at the time and in the manner as the same are provided to the directors. The Purchaser may change its designated representative at any time or from time to time by written notice to the Company. The rights granted to the Purchaser pursuant to this Section shall be in addition to any rights they may have with respect to the designation of directors of the Company. The Purchaser agrees that the person designated to observe any meeting of the Company's Board of Directors or any committee thereof shall hold any information received in connection with any such meeting in confidence and trust and not use any information so received in connection with such meetings in a manner contrary to the Company's interests and shall cause such person to enter into such confidentiality agreement as may reasonably be requested by the Company. The Company agrees to pay the expenses in accordance with the Company's travel policies incurred by the Purchaser's representative in attending or otherwise participating in any meeting of the Company's Board of Directors and any committee thereof.

(q) Promptly following the execution hereof, the Company shall take all necessary actions to cause the Purchaser's nominee, if any, to be appointed to the Board of Directors of the Company and at all times thereafter until the Obligation Termination Date, the Company shall use its reasonable best efforts to cause such nominee to be nominated for and elected to the Board of Directors of the Company. The Company agrees to pay the expenses in accordance with the Company's travel policies incurred by the Purchaser's nominee in attending or otherwise participating in any meeting of the Company's Board of Directors and any committee thereof.

(r) Promptly, and in any event within five (5) days thereof, the Company shall provide to the Purchaser written notice of the exercise or conversion of any Stock Equivalents (as defined in Section 5.01(f)) with an exercise or conversion price less than the highest of the Tranche Purchase Prices.

Section 3.02      Covenants of the Purchaser.

(a) The Purchaser agrees to comply in all material respects with all federal and state securities laws and the rules and regulations promulgated thereunder in connection with any sale by it of the Shares, the Warrants and the Warrant Shares, whether or not such sale is pursuant to the Registration Statement. In connection with the sale of any Shares pursuant to the Registration Statement, but without limiting the generality of the foregoing sentence, the Purchaser shall (i) comply with the provisions of Regulation M promulgated under the Exchange Act, and (ii) deliver to the purchaser of Shares the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date.

(b) The Purchaser will cooperate with the Company in all material respects in connection with the performance by the Company of its obligations under the Registration Rights Agreement, including timely supplying all information reasonably requested by the Company (which shall include all information regarding the Purchaser, and any person who beneficially owns Shares held by the Purchaser within the meaning of Rule 13d-3 promulgated under the Exchange Act, and the proposed manner of sale of the Shares required to be disclosed in the Registration Statement) and executing and returning all documents reasonably requested in connection with the registration and sale of the Shares. The Purchaser hereby consents to be named as an underwriter in the Registration Statement, if applicable, in accordance with current Commission policy and, if necessary, to join in the request of the Company for the acceleration of the effectiveness of the Registration Statement.

(c) Neither the Purchaser nor any entity controlling it, under its control or under common control with it has, prior to the execution of this Agreement, and will not, for a period of 18 months following the execution of this Agreement, carry a net short position in the Common Stock of the Company, participate in any short selling activities, recommendations, or collusion, directly or indirectly, as such activities relate to the Common Stock. A net short position will include any derivative instruments such as a put option, collar, swap or any other instrument which would result in a net short position.

(d) In connection with the sale of any Shares pursuant to the Registration Statement, the Purchaser shall deliver to the purchaser thereof the prospectus forming a part of the Registration Statement and all relevant supplements thereto which have been provided by the Company to the Purchaser on or prior to the applicable delivery date, all in accordance with the requirements of the Securities Act and the rules and regulations promulgated thereunder and any applicable blue sky laws. Unless such untrue statement or omission relates to a Blackout Event (as defined in the Registration Rights Agreement), the Company shall file a post-effective amendment or prospectus supplement as promptly as practicable, but in no event later than five (5) Business Days following the discovery of such untrue statement or omission.

(e) If at any time or from time to time after the Effective Date, the Company notifies the Purchaser in writing that the Registration Statement or the prospectus forming a part thereof (taking into account any prior amendments or supplements thereto) contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, the Purchaser shall not offer or sell any Shares or engage in any other transaction involving or relating to the Shares (other than purchases of Shares pursuant to this Agreement), from the time of the giving of notice with respect to such untrue statement or omission until the Purchaser receives written notice from the Company that such untrue statement or omission no longer exists or has been corrected or disclosed in an effective post-effective amendment to the Registration Statement or a valid prospectus supplement to the prospectus forming a part thereof.

(f) The Purchaser acknowledges and understands that the Shares, the Warrants, and the Warrant Shares are (or upon the issuance thereof will be) "restricted securities" as defined in Rule 144. The Purchaser hereby agrees not to offer or sell (as such terms are defined in the Securities Act and the rules and regulations promulgated thereunder) any Shares, Warrants, or Warrant Shares unless such offer or sale is made (a) pursuant to an effective registration of such securities under the Securities Act, or (b) pursuant to an available exemption from the registration requirements of the Securities Act. A proposed transfer shall be deemed to comply with this Section 3.02(f) if the Purchaser delivers to the Company a legal opinion in form and substance reasonably satisfactory to the Company from counsel reasonably satisfactory to the Company to the effect that such transfer complies with this Section 3.02(f).

Section 3.03      Indemnification.

(a) For the purpose of this Section 3.03: (i) the term "Purchaser Affiliate" shall mean any person who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act; and (ii) the term "Registration Statement" shall include any final prospectus, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in Section 3.01(a).

(i) The Company agrees to indemnify and hold harmless the Purchaser and each Purchaser Affiliate, against any losses, claims, damages, liabilities or expenses, joint or several, to which such Purchaser or such Purchaser Affiliate may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of the Company, which consent shall not be unreasonably withheld), insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon any material inaccuracy in the representations and warranties of the Company contained in this Agreement, or any failure of the Company to perform its obligations hereunder, and will reimburse the Purchaser and each such Purchaser Affiliate for any legal and other expenses as such expenses which are reasonably incurred by the Purchaser or such Purchaser Affiliate in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon the inaccuracy of any representations made by the Purchaser herein.

(ii) The Purchaser agrees to indemnify and hold harmless the Company, each of its directors, each of its officers and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act, against any losses, claims, damages, liabilities or expenses to which the Company, each of its directors, each of its officers or controlling person may become subject, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation, if such settlement is effected with the written consent of such Purchaser) insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof as contemplated below) arise out of or are based upon (A) any failure to comply with the covenants and agreements contained in Section 3.02 hereof, or (B) the inaccuracy of any representation or warranty made by the Purchaser herein.

(iii) Promptly after receipt by an indemnified party under this Section 3.03 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 3.03, promptly notify the indemnifying party in writing thereof; provided, that the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party for indemnification and contribution (except as provided in paragraph (iv)) or otherwise than under the indemnity agreement contained in this Section 3.03 or to the extent it is not materially prejudiced as a result of such failure. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 3.03 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in which case the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party or both the Company and Purchaser, in the reasonable opinion of counsel to the Purchaser, have defenses distinct from, or contradictory to, the defenses available to the other.

                                   ARTICLE IV
                              CONDITIONS TO CLOSING

Section 4.01 Conditions to the Obligations of the Purchaser. Subject to the provisions of Section 1.01(d) with respect to the Tranches referred to therein, the obligation of the Purchaser to purchase Tranche Shares at a Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Purchaser, at or prior to the applicable Tranche Closing Date:

(a) the representations and warranties of the Company set forth in Section 2.01 of this Agreement shall be true and correct in all material respects on the applicable Tranche Closing Date with the same force and effect as though expressly made on the Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct in all material respects as of such date;

(b) the Company shall have complied in all material respects with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

(c) the Company shall have delivered to the Purchaser a certificate executed by the Chairman of the Board or President and the chief financial or accounting officer of the Company, dated the applicable Tranche Closing Date, to the effect that the conditions in clauses (a), (b), (f) and (g) of this Section 4.01 have been satisfied;

(d) the Registration Statement shall have been declared by the Commission to be effective under the Securities Act on or prior to April 1, 2005 and shall not have been withdrawn, no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission;

(e) there shall not have been (i) any domestic or international event, act, or occurrence, including, without limitation, event, act, or occurrence of terrorism, that shall have materially and adversely disrupted, or, in the reasonable opinion of the Purchaser, will in the immediate future materially and adversely disrupt, the securities markets in the United States; or (ii) a general suspension of, or a general limitation on prices for, trading in securities on the New York Stock Exchange or the American Stock Exchange or in the over-the-counter market; or (iii) an outbreak or material increase in the level of major hostilities or other national or international calamity; or (iv) a banking moratorium declared by any state or federal authority in the United States; or (v) a moratorium in foreign exchange trading by major international banks declared; or (vi) a material interruption in the mail service or other means of communication within the United States; or (vii) a material loss suffered by the Company by fire, flood, accident, hurricane, earthquake, theft, sabotage, or other calamity or malicious act, whether or not such loss shall have been insured, or from any labor dispute or court or government action, order, or decree, which will, in the reasonable opinion of the Purchaser, make it inadvisable to proceed with any portion of the transactions contemplated hereby; or (viii) any material adverse change in the business, prospects, financial condition, or results of operations of the Company; or (ix) any material United States governmental restrictions shall have been imposed on trading in securities in general, which restrictions are not in effect on the date hereof; or (x) come into effect under the federal laws of the United States, the laws of any state of the United States, or adoption by any governmental body or authoritative accounting institute or board, or any governmental executive any orders, laws, rules, or regulations, which the Purchaser believes likely to have a material adverse effect on the business, financial condition or financial statements of the Company or any of the Subsidiaries or the market for the Common Stock; or (xi) such material and adverse change in the market for the Company's securities or securities in general or in political, financial, or economic conditions generally as in the judgment of the Purchaser makes it inadvisable to proceed with the transactions contemplated hereby (each, a "Material Adverse Change");

(f) the Company shall have received state securities law or "blue sky" clearance for the sale of the Shares in states specified in writing by the Purchaser, other than states in which such clearance shall have required the Company to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented; and

(g) a Blackout Event shall not have occurred and be continuing at either the date of the Tranche Election Notice or the Tranche Closing Date.

Section 4.02 Conditions to the Obligations of the Company. The obligation of the Company to sell Tranche Shares at any Closing shall be subject to the satisfaction of the following conditions, or the waiver of such conditions by the Company, at or prior to the applicable Tranche Closing Date:

(a) the representations and warranties of the Purchaser set forth in Section
2.02 of this Agreement shall be true and correct with the same force and effect as though expressly made on and as of such Tranche Closing Date, except for representations or warranties made as of a particular date which representations and warranties shall be true and correct as of such date;

(b) the Purchaser shall have complied with all the agreements hereunder and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to such Tranche Closing Date;

(c) the Purchaser shall have delivered to the Company a certificate executed by a duly authorized officer of the Purchaser, dated the applicable Tranche Closing Date, to the effect that the conditions in clauses (a) and (b) of this Section
4.02 have been satisfied; and

(d) no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for the suspension of the effectiveness of the Registration Statement shall have been instituted or threatened by the Commission and a Blackout Period shall not be in effect on the Tranche Closing Date.

Section 4.03 Additional Delivery. On the Agreement Date, Parsons, Behle & Latimer, counsel to the Company, shall deliver its legal opinion to the Purchaser dated as of the Agreement Date in form and substance satisfactory to the Purchaser.

                                   ARTICLE V
                                   TERMINATION

Section 5.01 Termination by Purchaser. The Purchaser may terminate its obligations under Article I of this Agreement by written notice to the Company following the occurrence of one or more of the following:

(a) the Company shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than ten (10) Business Days following written notice thereof from the Purchaser; provided that, so long as the representations and warranties of the Company set forth in Section 2.01 of this Agreement shall have been true and correct on the Agreement Date and no Material Adverse Change shall have occurred since the Agreement Date, Purchaser shall not have the right to terminate its obligations under Article I of this Agreement until the ninth (9th) sale of Tranche Shares;

(b) repayment of amounts due under the Credit Agreement shall have been accelerated following an Event of Default;

(c) the representations and warranties of the Company set forth in Section 2.01 of this Agreement shall not be true and correct in all material respects as of the Agreement Date or on any Tranche Closing Date, except for the representations and warranties made as of a particular date which representations and warranties need be true and correct in all material respects only as of such date, which failure to be true and correct shall not have been cured within ten (10) Business Days following written notice thereof from the Purchaser; provided that, so long as the representations and warranties of the Company set forth in Section 2.01 of this Agreement shall have been true and correct on the Agreement Date and no Material Adverse Change shall have occurred since the Agreement Date, Purchaser shall not have the right to terminate its obligations under Article I of this Agreement until the ninth (9th) sale of Tranche Shares;

(d) the Company shall merge or consolidate with any Person, or shall sell or substantially all of its assets, or shall enter into any definitive agreement contemplating the same;

(e) the Closing of the purchase and sale of the final Tranche Shares shall not have been completed by May 24, 2006;

(f) except pursuant to Stock Equivalents (as hereinafter defined) outstanding on the date of this Agreement and disclosed in the SEC Documents or pursuant to the Company's 2002 Equity Incentive Plan or pursuant to the Approved Transaction or in connection with the Approved Financing, the Company issues, or agrees to issue: (i) shares of Common Stock at a purchase price less than the highest of the Tranche Purchase Prices; (ii) shares of capital stock convertible into Common Stock; or (iii) Stock Equivalents with an exercise or conversion price less than the highest of the Tranche Purchase Prices (For purposes hereof "Stock Equivalents" shall mean options, warrants, calls, rights, commitments, convertible securities and other securities pursuant to which the holder, directly or indirectly, has the right to acquire (with or without additional consideration) capital stock or equity of the Company, and "Approved Transaction" and "Approved Financing" shall have the meanings set out in
Schedule 5.01(f);

(g) the Company declares or pays any dividend or distribution to its shareholders, or purchases or redeems any Common Stock other than pursuant to the Approved Transaction; or

(h) in the event that the Company completes any financing or other capital raising transaction, the gross proceeds of which equal or exceed the sum of the Aggregate Tranche Purchase Prices for the Tranches that as of the date such financing or other capital raising transaction is completed have not been purchased by the Purchaser hereunder.

Section 5.02      Termination by the Company.

         The Company may terminate its obligations under Article I of this Agreement by written notice to the Purchaser following the occurrence of one or more of the following:

(a) the Purchaser shall default in any material respect in the performance of any covenant or agreement under this Agreement, which default shall continue for more than thirty (30) Business Days following written notice thereof from the Company;

(b) the representations and warranties of the Purchaser set forth in Section
2.02 of this Agreement shall not be true and correct in all material respects as of the Agreement Date or on any Tranche Closing Date which failure to be true and correct shall not have been cured within thirty (30) Business Days following written notice thereof from the Purchaser; or

(c) at any time after the date on which all amounts outstanding and owing under the Credit Agreement of the note issued thereunder shall have been repaid and satisfied by the Company in whole.

Section 5.03 Liability. The termination by the Purchaser of its obligations under Article I of this Agreement shall not terminate any liability for any breach or default by any party in any representation, warranty, covenant or agreement occurring prior to the date of such termination. The termination by the Company of its obligations under this Agreement shall not terminate any liability for any breach or default by any party in any representation, warranty, covenant or agreement occurring prior to the date of such termination. In addition, any termination shall not terminate any of the obligations or agreements of either party under Section 3.03 of this Agreement. The parties further agree that the termination of obligations under this Agreement shall not affect or limit the Company's obligations to file and to cause to be declared effective, and to thereafter remain effective, the Registration Statement pursuant to the terms of the Registration Rights Agreement.

                                   ARTICLE VI
                                   DEFINITIONS

Section 6.01 Defined Terms. The following terms shall have the meanings given to them in the Sections of this Agreement set forth below:

         Term                                                      Section
         ----                                                      -------
         Additional Warrant ..................................Introduction
         Affiliate.........................................Section 1.01(b)

         Aggregate Tranche Purchase Price..................Section 1.01(a)
         Agreement................................................Preamble
         Agreement Date...........................................Preamble
         Auditors..........................................Section 2.01(g)
         Blackout Event....................................Section 3.02(d)
         Business Day......................................Section 1.01(b)
         Closing...........................................Section 1.02(a)
         Commission...........................................Section 2.01
         Common Stock ........................................Introduction
         Company..................................................Preamble
         Credit Agreement..................................Section 2.01(f)
         Difference....................................Section 3.03(a)(iv)
         Effective Date....................................Section 1.01(b)
         Election Notice...................................Section 1.01(b)
         Environmental Laws................................Section 2.01(r)
         Exchange Act......................................Section 2.01(a)
         Initial Warrant .....................................Introduction
         Investment Company Act............................Section 2.01(o)
         Lender............................................Section 2.01(f)
         Material Adverse Change...........................Section 4.01(e)
         OTCBB..........................................Section 2.01(b)(i)
         Obligation Termination Date.......................Section 3.01(p)
         Purchaser................................................Preamble
         Purchaser Affiliate...............................Section 3.03(a)
         Registration Statement............................Section 3.01(a)
         Registration Rights Agreement.....................Section 3.01(a)
         Release Time......................................Section 3.01(f)
         Sarbanes-Oxley............................................2.01(a)
         SBI Advisors......................................Section 2.01(f)
         SBI USA...........................................Section 2.01(u)
         SEC Documents.....................................Section 2.01(a)
         Securities Act....................................Section 1.01(b)
         Shares...............................................Introduction
         Stock Equivalents.................................Section 5.01(f)
         Subsidiaries..............................................2.01(c)
         Tranche...........................................Section 1.01(a)
         Tranche Closing Date..............................Section 1.02(a)
         Tranche Purchase Price............................Section 1.01(a)
         Tranche Shares....................................Section 1.01(a)
         Transaction Agreements ..............................Introduction
         Underlying Shares............................Section 3.01(a)(iii)
         Warrants ............................................Introduction
         Warrant Shares....................................Section 2.01(f)

                                  ARTICLE VII
                                  MISCELLANEOUS

Section 7.01 Notices. All notices, requests, consents and other communications hereunder shall be in writing, shall be mailed by first-class registered or certified airmail, confirmed facsimile or nationally recognized overnight express courier postage prepaid, and shall be deemed given when so mailed and shall be delivered as addressed as follows:

(a)......if to the Company, to:

                  IDI Global, Inc.
                  462 East 800 North
                  Orem, Utah 84097
                  Attention:  President
                  Phone:  (801) 224-4444
                  Facsimile:  (801) 224-4457

              with a copy to:

                  Parsons, Behle & Latimer
                  201 South Main Street, Suite 1800
                  Salt Lake City, Utah 84145
                  Attention:  George M. Flint III, Esq.
                  Phone:  (801) 532-1234
                  Facsimile:  (801) 536-6111

or to such other person at such other place as the Company shall designate to the Purchaser in writing; and

         (b) if to the Purchaser, to:

                  SBI Brightline X LLC
                  610 Newport Center Drive, Suite 1205
                  Newport Beach, California 92660
                  Attention: Shelly Singhal
                  Phone: (949) 679-8326
                  Facsimile: (949) 679-7280

         with a copy to:

                  Durham, Jones & Pinegar, P.C.
                  111 E. Broadway, Suite 900
                  Salt Lake City, Utah 84111
                  Attention:  Jeffrey M. Jones, Esq.
                  Phone: (801) 415-3000
                  Facsimile: (801) 415-3500

Section 7.02 Assignment. Neither party hereto may assign or delegate any of such party's rights or obligations under or in connection with this Agreement, and any attempted assignment or delegation of such rights or obligations shall be void. Except as expressly provided in Section 3.03 with respect to Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement, no person, including without limitation any person who purchases or otherwise acquires or receives any Shares from the Purchaser, is an intended third party beneficiary of this Agreement, and no party to this Agreement shall have any obligation arising under this Agreement to any person other than the other party hereto and, to the extent expressly provided in Section 3.03, Purchaser Affiliates, directors and controlling persons of the Company and officers of the Company who signed the Registration Statement.

Section 7.03 Changes. This Agreement may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Purchaser.

Section 7.04 Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

Section 7.05 Severability. In case any provision contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.

Section 7.06 Governing Law; Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Utah, without regard to its conflicts of law principles, and the federal law of the United States of America. The Company irrevocably consents to the jurisdiction of the courts of the State of California and of any federal court, in each case located in Los Angeles or Orange County, California in connection with any action or proceeding arising out of, or relating to, this Agreement, any document or instrument delivered pursuant to, in connection with, or simultaneously with this Agreement, or a breach of this Agreement or any such document or instrument. In any such action or proceeding, the Company waives personal service of any summons, complaint, or other process and agrees that service thereof may be made in accordance with Section 7.02. Within thirty (30) days after such service, or such other time as may be mutually agreed upon in writing by the attorneys for the parties to such action or proceeding, the Company shall appear or answer such summons, complaint, or other process. Should the Company fail to appear or answer within such thirty (30)-day period or such extended period, as the case may be, the Company shall be deemed in default and judgment may be entered against the Company for the amount as demanded in any summons, complaint, or other process so served. The Company hereby waives all rights to a trial by jury.

Section 7.07 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first above written.

               IDI GLOBAL, INC.,
               a Nevada corporation


               By:   /s/ Kevin R. Griffith
                    ------------------------------------------------
               Name:     Kevin R. Griffith
                      ----------------------------------------------
               Its:      CEO
                     -----------------------------------------------



               SBI BRIGHTLINE X, LLC,
               a Delaware limited liability company


               By:     /s/ Shelly Singhall
                    ------------------------------------------------
               Name:  Shelly Singhal
               Its:  Manager

                                                                Schedule 1.01(a)
                                                                        Tranches

                                SCHEDULE 1.01(a)
                                    TRANCHES

------------- ---------------- ------------------ -------------------

                 Number of     Tranche Purchase   Aggregate Tranche
 Tranche No.  Tranche Shares    Price Per Share     Purchase Price
------------- ---------------- ------------------ -------------------

     1            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     2            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     3            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     4            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     5            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     6            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     7            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     8            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     9            200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     10           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     11           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     12           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     13           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     14           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     15           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     16           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     17           200,000            $0.70             $140,000
------------- ---------------- ------------------ -------------------

     18           28,570             $0.70             $19,999
------------- ---------------- ------------------ -------------------

                                TABLE OF CONTENTS
                                                                          PAGE

ARTICLE I ACQUISITION OF SECURITIES                                           1

   Section 1.01 Purchase and Sale.                                            1

   Section 1.02 Closing Procedures; the Closings.                             3


ARTICLE II REPRESENATIONS AND WARRANTIES                                      4

   Section 2.01 Representations and Warranties of the Company                 4

   Section 2.02 Representations, Warranties and Covenants of the Purchaser   14

   Section 2.03 Survival of Representations, Warranties and Agreements       15


ARTICLE III COVENANTS                                                        16

   Section 3.01 Covenants of the Company.                                    16

   Section 3.02 Covenants of the Purchaser.                                  19

   Section 3.03 Indemnification.                                             20


ARTICLE IV CONDITIONS TO CLOSING                                             22

   Section 4.01 Conditions to the Obligations of the Purchaser               22

   Section 4.02 Conditions to the Obligations of the Company                 23


ARTICLE V TERMINATION                                                        24

   Section 5.01 Termination by Purchaser                                     24

   Section 5.02 Termination by the Company.                                  25

   Section 5.03 Liability                                                    25


ARTICLE VI DEFINITIONS                                                       26

   Section 6.01 Defined Terms                                                26


ARTICLE VII MISCELLANEOUS                                                    27

   Section 7.01 Notices                                                      27

   Section 7.02 Assignment                                                   28

   Section 7.03 Changes                                                      28

   Section 7.04 Headings                                                     28

   Section 7.05 Severability                                                 28

   Section 7.06 Governing Law; Venue                                         28

   Section 7.07 Counterparts                                                 29